EXHIBIT 10.20









                    REYNOLDS METALS COMPANY




     SUPPLEMENTAL LONG TERM DISABILITY PLAN FOR EXECUTIVES




















                    As Amended and Restated

                    Effective April 16, 1999

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                           ARTICLE I

                      PURPOSE OF THE PLAN

          The purpose of the Plan is to assist the Company in

attracting and retaining qualified individuals to serve as

executives and to provide eligible executives with supplemental long term disability coverage.



                           ARTICLE II

                          DEFINITIONS



          2.01  "Company" shall mean Reynolds Metals Company, a

Delaware corporation.

          2.02  "Effective Date" shall mean January 1, 1994.

          2.03  "Eligible Executive" shall mean an individual (a)

who is employed by the Company or one of its subsidiaries as a salaried employee on or after the Effective Date and (b) whose monthly earnings (as that term is defined in the Long Term

Disability Plan) when multiplied by twelve would equal or exceed

$200,000.

          2.04  "Long Term Disability Plan" shall mean the group

long term disability plan for salaried employees maintained by the Company to provide long term disability coverage based on monthly earnings (as that term is defined in the Long Term

Disability Plan), as such plan may be amended, modified or

replaced from time to time.


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          2.05  "Participant" shall mean each Eligible Executive

who is covered by the Long Term Disability Plan.

          2.06  "Plan" shall mean this Reynolds Metals Company

Supplemental Long Term Disability Plan for Executives.

          2.07  "Plan Committee" shall mean the committee

appointed by the Chief Executive Officer of the Company to admin ister the Plan.



                          ARTICLE III

                         PLAN BENEFITS

          3.01  If a Participant is receiving benefits from the

Long Term Disability Plan, the Company shall pay the Participant a supplemental long term disability benefit each month equal to the excess, if any, of (a) an amount equal to what the

Participant's benefit would be under the terms of the Long Term

Disability Plan if the maximum benefit under that plan were

$25,000 a month over (b) the benefit actually paid to the

Participant under the Long Term Disability Plan for the month.

          3.02  Except as set forth in Section 3.01 above, no

benefit shall be paid under the Plan upon the disability of a

Participant.  No benefit shall be payable under the Plan in any event for any month during which the Participant is not eligible for and in receipt of payments under the Long Term Disability

Plan.

          3.03  In no event shall any benefit be payable under

the Plan after a Participant retires.


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                           ARTICLE IV

                         ADMINISTRATION

          The Plan Committee shall have full responsibility and

authority to interpret and administer the Plan, including the power to promulgate rules of Plan administration, the power to settle any disputes as to rights or benefits arising from the

Plan, the power to appoint agents and delegate its duties, and the power to make such decisions or take such actions as the Plan

Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan.  Actions and determinations by the Plan Committee shall be final, binding and conclusive for all purposes of the Plan.



                           ARTICLE V

       AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN

          5.01  The Board of Directors of the Company may from

time to time amend, suspend or terminate the Plan, in whole or in part.

          5.02  The Plan shall automatically terminate if the

Long Term Disability Plan is modified so that the benefit payable thereunder can equal or exceed $25,000 a month.

          5.03  No amendment, suspension or termination of the

Plan shall materially adversely affect the payment of a benefit already due under the Plan as the result of the disability of a

Participant prior to such amendment, suspension or termination.


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                           ARTICLE VI

                            FUNDING

          No promises under the Plan shall be secured by any

specific assets of the Company, nor shall any assets of the

Company be designated as attributable or allocated to the satis faction of such promises.  Benefit payments shall be made from the Company's general assets.



                          ARTICLE VII

                       GENERAL PROVISIONS

          7.01  Neither the establishment of the Plan nor the pay

ment of any benefits hereunder nor any action of the Company, i ncluding its Board of Directors, in connection therewith shall be held or construed to confer upon any individual any legal right to remain an officer or an employee of the Company or any of its subsidiaries.

          7.02  No benefit under the Plan shall be subject in any

manner to anticipation, alienation, sale, transfer, assignment,

pledge, encumbrance, or charge, except by will or the laws of descent and distribution, and any attempt thereat shall be void.

No such benefit shall, prior to receipt thereof, be in any manner liable for or subject to the recipient's debts, contracts, liabil ities, engagements, or torts.

          7.03  The Plan shall inure to the benefit of, and be

binding upon, the Company and each Participant, and upon the

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successors and assigns of the Company and of each Participant.

          7.04  The Company shall deduct from the amount of any

payments hereunder all taxes required to be withheld by

applicable laws.

          7.05  The Plan shall be governed by, and construed in

accordance with, the laws of the Commonwealth of Virginia.



          Executed and adopted this 26 day of April, 1999,

pursuant to action taken by the Board of Directors of Reynolds

Metals Company at its meeting on April 16, 1999.



                                REYNOLDS METALS COMPANY


                                By /s/ D. Michael Jones
                                   ______________________________

                                Title:  Senior Vice President and
                                        General Counsel



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